Exhibit 10.4

[INTELLON]

RESTRICTED STOCK AGREEMENT

Pursuant to

INTELLON CORPORATION

2000 EMPLOYEE INCENTIVE PLAN

Name of Employee:

Date of Grant:

Number of Shares:

Value of Each Share on Date of Grant:	$____________________________

This RESTRICTED STOCK AGREEMENT (the “Agreement”), dated as of ____________________, is made between Intellon Corporation, a Delaware corporation (the “Company”) and ________________________ (the “Employee”) to record the granting of restricted stock on ____________________ (the “Date of Grant”) to the Employee pursuant to the Company’s 2000 Employee Incentive Plan (the “Plan”).

The Company and the Employee hereby agree as follows:

1. Grant of Shares. The Company hereby grants to the Employee, as of the Date of Grant, subject to and in accordance with the terms and conditions of the Plan and this Agreement, _____________ shares of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”). (The grant of shares of Common Stock to the Employee, evidenced by this Agreement, is an award of restricted stock (as defined in the Plan) and such shares of restricted stock are referred to herein as the “restricted stock shares”.)

2. Vesting of Shares. The restricted stock shares shall vest as follows:

Twenty-five percent (25%) of the restricted stock shares will lose all restrictions upon the last day of the month which is the month in which the first anniversary of the Date of Grant occurs (the “Initial Vesting Date”); and

The remaining seventy-five percent (75%) of the restricted stock shares will lose all restrictions at the end of each three (3) month period (each a “Quarter”) succeeding the Initial Vesting Date, in the amount of six and one-quarter percent (6.25%) of the award per Quarter, with the first such succeeding Quarter (twelve (12) Quarters in all) commencing on the first day following the Initial Vesting Date.

Miscellaneous Vesting Matters. Notwithstanding the foregoing, if the sale of the shares on the date they vest under (a) or (b) above would subject the Employee to liability under Section 16(b) of the Securities Exchange Act of 1934, the shares shall vest on the date after the normal vesting date when no Section 16(b) liability will arise on account of the sale of the restricted stock shares. Restricted stock shares may not be sold or otherwise transferred by the Employee until ownership vests; provided, however, to the extent required for the restricted stock grant to be exempt under Rule 16b-3 of the Exchange Act, the restricted stock shares must be held by the Employee for at least six months following the date of vesting. In addition, restricted stock shares shall be immediately forfeitable if following the date of grant but prior to the date they would otherwise have vested the Employee’s employment by the Company has terminated other than pursuant to death or permanent physical disability (as determined by the Committee); provided, that upon such termination by reason of either death or permanent physical disability forfeiture of the restricted shares shall be subject to Section 9(a) of the Plan.

In addition to the effect of any other provisions of the Agreement and the Plan, restricted stock shares that do not become vested in accordance with the foregoing criteria shall be forfeited to the Company.

3. Restrictive Legends. The Employee hereby acknowledges and agrees that the shares are subject to all restrictions on transfer imposed by the Company’s Certificate of Incorporation and by-laws, and applicable state and federal securities laws, as well as any applicable foreign securities laws, and that all certificates representing shares of restricted stock shall have affixed thereto legends in substantially the following form until the Company’s shares of Common Stock are publicly traded and the shares subject to this award are covered by a registration statement filed with and declared effective by the Securities and Exchange Commission:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, ANY APPLICABLE FOREIGN SECURITIES LAWS OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT, FOREIGN SECURITIES LAWS OR STATE LAWS.

4. Transferability. The restricted stock shares shall become transferable only when they become vested in accordance with Section 2. At that time the Company shall take such steps as may be appropriate to delete the applicable restricted stock legend.

5. Impact of Termination of Employment; Impact of Change in Control. If the employment of the Employee with the Company or any subsidiary corporation of the Company terminates for any reason other than death, permanent physical disability (as determined by the Committee), or “cause” (as defined under the Plan) prior to full vesting of the restricted stock shares, this restricted stock award to the extent not vested shall be forfeited to the Company.

If the Employee’s employment with the Company or any subsidiary corporation of the Company terminates by reason of permanent physical disability (as determined by the Committee) or death, at the time at which 40% or more of the Employee’s restricted stock grant had vested, then all of such Employee’s unvested restricted stock grant shall become immediately vested upon the Employee’s termination date. If the employment of the Employee terminates by reason of death or permanent physical disability hereunder at a time at which less than 40% of the Employee’s restricted stock grant had vested, then only such vested portion of the restricted stock grant shall be vested at the Employee’s termination date.

Notwithstanding the foregoing provisions, a restricted stock grant shall not further vest for any reason after termination of employment for “cause” (as determined under the Plan).

In the event of a “Change in Control” as defined in the Plan, this restricted stock grant shall become vested in accordance with the terms of the Plan concerning the effect of a Change in Control.

6. Additional Stockholder Restrictions.

(a) Until such time as the Common Stock is traded in the “Public Markets” (as hereinafter defined), if at any time the Employee wishes to sell, assign, transfer or otherwise dispose of any or all of the vested restricted stock shares owned or controlled by him or her, other than as part of a “Permitted Transfer” (as hereinafter defined), pursuant to the terms of a bona fide offer received from a third party, the Employee (for purposes of this Subsection 6(a) the “Selling Stockholder”) shall submit a written offer (the “Offer”) to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which he or she proposes to sell such restricted stock shares to such third party (the “Right of First Refusal”). The Offer shall disclose the identity of the proposed purchaser(s) or transferee(s) (collectively, the “Offeree”), the restricted stock shares proposed to be sold or transferred (the “Offered Shares”), the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer. Within fifteen (15) days after receipt of the Offer, the Company shall give notice (the “Company Notice”) to the Selling Stockholder of its intent to purchase all or any portion of the Offered Shares on the same terms and conditions as set forth in the Offer (or its determination not to do so). If the Company exercises its Right of First Refusal for any amount of the Offered Shares, the Company and the Selling Stockholder shall consummate the sale of such Offered Shares on the terms set forth in the Offer by the date thirty (30) days after the initial delivery of the Offer to the Company. For purposes of this Agreement, the Public Markets shall mean: any “National Securities Exchange” (as defined under the Securities Exchange Act of 1934, as amended, and in the regulations promulgated by the Securities and Exchange Commission); any other regional stock exchange or foreign stock exchange the stock price quotations for which are published in the Wall Street Journal or available subject to a commercially reasonable delay on the World Wide Web, any automated interdealer quotation system operated by the NASD, including but limited to the Nasdaq SmallCap Market and the OTC Bulletin Board; or the “pink sheets” (the stock prices for which are published by the National Quotation Bureau, Inc.).

The Selling Stockholder may, not later than sixty (60) days following delivery to the Company of the Offer, complete the transfer of the Offered Shares not subscribed for by the Company pursuant to Subsection 6(a) hereof, subject to the terms and conditions described in the Offer. Any proposed transfer on terms and conditions different from those described in the Offer, as well as any subsequent proposed transfer by the Selling Stockholder, shall again be subject to the Rights of First Refusal set forth in this Subsection 6(a) and shall require the Selling Stockholder to deliver a new Offer to the Company to comply with the procedures described in this Subsection 6(a) with respect to such different or new transfer.

(b) Anything herein to the contrary notwithstanding, the provisions of Subsection 6(a) shall not apply to:

(i) any transfer of restricted stock shares by the Employee by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such members;

(ii) any transfer of restricted stock shares by the Employee to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Employee, as trustee, shall retain sole and exclusive control over the voting and disposition of said restricted stock shares;

(iii) any repurchase of shares of Common Stock by the Company from the Employee which are the subject of any restrictive stock purchase provisions of any other agreements to which the Employee is a party and under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment; and

(iv) any sale assignment or other transfer made with the prior written consent of at least a majority of the members of the Company’s Board of Directors, which consent may be withheld for any reason, in the sole discretion of such directors (any of which transfers in (i) through (iv) above is hereinafter defined as a “Permitted Transfer”);

provided, however, that in each case (other than subprovision (iii) above, the transferee of the restricted stock shares shall hold the restricted stock shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by this Agreement, including Subsection 6(a), and as a condition to such transfer, each such transferee shall execute and deliver a Joinder Agreement as required by the Company pursuant to which such transferee shall agree to be bound by the provisions of this Agreement; and provided further, however, that notwithstanding the provisions of this Subsection 6(b), no Employee shall be permitted to sell, assign or otherwise transfer any restricted stock shares to a person that is a competitor of the Company (as determined by the Company’s Board of Directors).

(c) In the event that the holders of at least two-thirds (66 2/3%) of the outstanding shares of the Company’s Series A Convertible Preferred Stock, $.0001 par value (the “Series A Preferred Stock”) and the Company’s Series B Convertible Preferred Stock, $.0001 par value (the “Series B Preferred Stock”, and collectively with the Series A Preferred Stock, the “Preferred Stock”), voting together as a single class on an as converted basis (“Selling Investors”), approve a Company Sale Transaction (as hereinafter defined), then the Employee hereby agrees with respect to all restricted stock shares that he or she holds and any other Company securities over which he or she otherwise exercises dispositive power:

(i) In the event such Company Sale Transaction requires the approval of stockholders, (i) if the matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Company Sale Transaction, (x) to be present, in person or by proxy, as a holder of restricted stock shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings, and (y) to vote (in person, by proxy or by action by written consent, as applicable) all restricted stock shares in favor of such Company Sale Transaction and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Company Sale Transaction.

(ii) In the event that the Company Sale Transaction is to be effected by the sale of restricted stock shares without the need for stockholder approval, the Employee agrees to sell all shares of capital stock of the Company beneficially held by him or her (or in the event that the Selling Investors are selling fewer than all of their shares of capital stock of the Company, shares in the same proportion as the Selling Investors are selling) to the person to whom the Selling Investors propose to sell their shares, for the same per-share consideration (on an as-converted basis) and on the same terms and conditions as the Selling Investors.

(iii) To refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Company Sale Transaction.

(iv) To execute and deliver all related documentation and take such other action in support of the Company Sale Transaction as shall reasonably be requested by the Company.

(v) Not to deposit, and to cause their affiliates not to deposit, except as provided in this Subsection 6(c), any voting securities owned by such party or affiliate in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such shares of capital stock, unless specifically requested to do so by the acquiror in connection with a Company Sale Transaction.

(d) Notwithstanding the provisions set forth in Subsection 6(c) above, the obligation of the Employee to take, or refrain from taking, any action described in Subsection 6(c), shall be subject to the satisfaction of each of the following conditions:

(i) The only representations, warranties or covenants that the Employee shall be required to make in connection with a Company Sale Transaction are representations and warranties with respect to its own ownership of the Company’s securities to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters; the liability of the Employee with respect to any representation and warranty or covenant made by the Company in connection with a Company Sale Transaction shall be several and not joint with any other person; and such liability shall be limited to a pro rata share of an escrow covering not to exceed 10% in the aggregate of the consideration payable to all stockholders of the Company for a period not to exceed one (1) year from the closing date (as that term is defined in the document for the transaction giving rise to the escrow), other than with respect to the representations, warranties and covenants made by the Employee in connection with a Company Sale Transaction with respect to ownership and ability to convey title.

(ii) The Employee shall not be required to amend, extend or terminate any contractual or other relationship with the Company, the acquiror or their respective affiliates.

(iii) The Employee shall not be required to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Company Sale Transaction.

(iv) Upon the consummation of a Company Sale Transaction, all of the holders of the Company’s Preferred Stock or Common Stock will receive the same form and amount of consideration per share of Preferred Stock or Common Stock, respectively, taking into account any liquidation preference to which the holders of Preferred Stock are entitled in accordance with the Company’s certificate of incorporation, as amended, as in effect immediately prior to the Company Sale Transaction, or if any holders of Preferred Stock or Common Stock are given an option as to the form and amount of consideration to be received, all holders will be given the same option. In addition, no holder shall be required to accept consideration in a Company Sale Transaction other than cash, freely-tradable equity securities registered under the Securities Exchange Act of 1934, as amended, trading on any Public Market and/or equity securities of a private company if the Company Sale Transaction for which the equity securities are to be received as consideration is an arms’ length transaction in which the acquiring company does not control, is not controlled by, nor under common control with any shareholder or board member of the Company.

(v) The Employee shall not be obligated to make any out of pocket expenditure prior to the consummation of the Company Sale Transaction (excluding modest expenditures for postage, copies, etc.), and shall not be obligated to pay any expenses incurred in connection with a consummated Company Sale Transaction, except indirectly to the extent such costs are incurred for the benefit of all of the Company’s stockholders and are paid by the Company or the acquiring party. Costs incurred by or on behalf of the Employee for its sole benefit will not be considered costs of the transaction hereunder.

(vi) A “Company Sale Transaction” is defined to mean (i) an acquisition of the Company by another person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that would result in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or in which the stockholders of the Company immediately prior to such transaction would own, as a result of such transaction, less than a majority of the voting securities, in the same relative proportions, of the successor or surviving corporation immediately thereafter, or (ii) a sale of all or substantially all of the assets of the Company.

(e) The Employee agrees that he or she shall not transfer, whether in public or private transactions, other than as part of a Permitted Transfer, any equity securities of the Company, or other securities exercisable for or convertible into any of the Company’s equity securities, whether or not acquired upon exercise of this option, within one hundred (180) days following the effective date of the first registration statement declared effective by the Securities and Exchange Commission with respect to the distribution of any of the Company’s equity securities or other securities exercisable for or convertible into any of the Company’s equity securities.

(f) The Employee does hereby agree that all securities issued by the Company which are held by the Employee, whether acquired on, before or subsequent to the date of this Agreement, and whether acquired upon the exercise of options granted to the Employee by the Company, upon the direct issuance to the Employee of such securities by the Company, or otherwise, shall be subject to all of the provisions of this Section 6.

(g) To the extent that the provisions of this Section 6 of the Agreement conflict with, or are inconsistent with, the provisions of the Amended and Restated Stockholders Agreement, dated as of March 15, 2005, to which the Employee and the Company are parties (the “Stockholders Agreement”), the terms of the Stockholders Agreement shall control and shall supercede the provisions of this Agreement.

7. Withholding Taxes. The Employee acknowledges and agrees that in the case of the issuance of restricted stock that is “substantially vested” (within the meaning of Treasury Regulations Section 1.83-3(b)), the Committee may require the Employee to remit to the Company an amount sufficient to satisfy any federal, foreign government, state or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation or giving of such security to the Company as the Committee deems adequate to meet such potential liability of the Company for withholding of tax) prior to the issuance of any shares pursuant to the grant of restricted stock.

The Participant acknowledges and agrees that in the case of restricted stock that is not “substantially vested” upon issuance, if the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal, foreign government, state or local tax with respect to such shares, the Committee may require the Employee to remit to the Company an amount sufficient to satisfy any such potential liability (or make other arrangements satisfactory to the Company with respect to such taxes, including withholding from regular cash compensation or giving of such security to the Company as the Committee deems adequate to meet such potential liability of the Company for the withholding of tax) at the time such shares of restricted stock are delivered to the participant, at the time the Participant makes an election under 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to such shares, if applicable, at the time such shares become “substantially vested”, or as otherwise required, and to agree to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

8. Restricted Stock Share Certificates to be Held by the Company. Unless otherwise agreed, certificates for some or all unvested restricted stock shares shall be held by the Company until such shares have become vested and will be transferred to the Employee only after satisfaction of all federal, foreign government, state and local income and employment tax withholding liabilities that arise either on account of an election under Section 83(b) of the Code, if applicable, or the vesting of the restricted stock shares. At the request of the Company, the employee shall deliver to the Company a signed stock power in blank with respect to the restricted stock shares in such form as shall be approved by the Committee.

All restricted stock shares that do not vest under the terms hereof or under the Plan, or which are not otherwise deliverable to the Employee under the terms hereof or under the Plan, shall be forfeited to the Company.

9. General Restrictions. The Company shall not be required to deliver any certificate evidencing restricted stock until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary, to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over the Company, the Employee, the Plan or the shares to be awarded under the Plan or any interests granted thereunder. This award is also subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares (or the interests evidenced hereby) subject to this award upon any securities exchange or under any state, foreign, or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this award or the issue of shares hereunder (or the interests evidenced hereby), this award and the interests evidenced hereby shall have no validity unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

10. Rights as Shareholder. Unless otherwise required by applicable law (e.g., with respect to the payment of dividends directly to the Employee by the Company), until such time as the restricted shares vest, all dividends payable on such shares shall be retained by the Company and invested in a money market fund or other short term interest fund and paid, with adjustment for earnings or losses, to the Employee in cash as soon as reasonably practicable after the shares vest. If the shares do not vest all retained dividends and earnings attributable to them shall be forfeited. Except for the dividend restriction and the other restrictions set forth elsewhere in this Agreement and in the Plan, the Employee shall possess all the rights of a holder of the Company’s Common Stock with respect to all restricted stock awarded pursuant to this Agreement.

11. Adjustment of Shares. In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares subject to this award and the price per share (if any) shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, the Employee hereunder. Any such adjustment shall be final and binding on the Employee.

12. No Employment Rights. Neither the Plan nor this Agreement shall confer upon the Employee any right with respect to continuance of employment (or engagement as a consultant, as applicable) by the Company or any affiliate, nor shall they interfere in any way with the right of the Company or any affiliate by which the Employee is employed (or engaged, as applicable) to terminate the employment or engagement of the Employee at any time.

13. Coordination With Plan. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions thereof including any which may conflict with those contained in this Agreement. Capitalized terms used in this Agreement, or otherwise identified as being so defined, shall have the meaning given to such terms under the Plan.

14. Notices. All notices to the Company shall be in writing and sent to the Company’s President at the Company’s offices, 5100 West Silver Spring Boulevard, Ocala, FL 34482, or to such other person or addressee as the Company may provide notice to Employee. Notices to the Employee shall be addressed to the Employee at the Employee’s address as it appears on the Company’s records. Notice shall be deemed given five (5) days after being deposited in the applicable governmental mail, with certification of delivery procedure requested, one day after being delivered to an overnight courier for next day service delivery, or upon hand delivery.

15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

16. Acknowledgment. By accepting this award, the Employee acknowledges the following:

No representations or promises have been made concerning the marketability or value of the options or the shares of the Company. The Employee understands that neither this award nor the shares have been registered under the Securities Act of 1933, as amended (the “Act”), or under any foreign or state laws, on the ground that the issuance of this option and the shares is exempt from registration under federal, foreign or state securities laws, and that reliance on such exemption is based, in part, upon the Employee’s representations and warranties herein set forth. The Employee agrees that such Employee will not dispose of any of the shares other than in strict compliance with the Act, any applicable foreign or state securities laws, and any agreements that may be executed by the Employee, or the Employee’s successors or assigns. Upon vesting of this award, the Employee must, therefore, continue to bear the economic risk of investment in the shares for an indefinite period of time.

The Employee understands that the award of the shares by the Company has not been reviewed by any federal , foreign, or state agency because, in part, of the representations and warranties set forth herein and the non-public nature of the award of the shares. The Employee understand that any offering literature used in connection with the Employee’s award of the shares, including any business plan, has not been reviewed by any federal, foreign, or state agency.

The Employee understands that neither the Company nor any of its affiliates makes any representation or warranty of any kind concerning the Employee’s ability to offer or sell any of the shares through a public offering, or otherwise, or that any public market for any of the shares will develop and that the Employee may never be able to offer to sell any of the shares to the public. The shares cannot be sold unless registered under the Act or any applicable foreign or state securities laws, or an exemption from any such registration is available, and the Company is under no obligation to register the shares or comply with any exemption. No shares will be sold, assigned or otherwise transferred unless a registration statement under the Act or any applicable foreign or state securities laws with respect thereto is in effect or the Company has received a written opinion of counsel satisfactory to it that, after an investigation of the relevant facts, which shall be recited, counsel is of the opinion that such sale, assignment or transfer of shares does not involve a transaction requiring registration under the Act or any applicable foreign securities or state securities laws.

The Employee acknowledges that no representations or warranties have been or will be made to the Employee, or to the Employee’s advisors, by the Company with respect to the business of the Company and/or the economic, tax or any other aspects or consequences of exercise of this award of the shares. In addition, the Employee has been informed that the Employee’s investment is a highly speculative and high risk investment, that the business venture of the Company is competitive, and that the financial success of such venture has not been proven to date. The Employee has not received any representations, or warranties that the venture will succeed technically, financially, or otherwise.

All books, records and documents relating to this award and any investment the Employee may make by receiving this award have been made available for inspection and the Employee has had an opportunity to meet with officers and representatives of the Company and has had the opportunity to ask questions of and receive answers from them concerning the Company, its activities, the terms and conditions of acquiring the shares, and the Employee has had the opportunity to obtain any additional information necessary to provide a basis for the Employee’s decision to accept the award and to verify the accuracy of the information furnished to the Employee.

The Employee acknowledges that it never has been represented, guaranteed, or warranted to the Employee by the Company, its affiliates, or employees or any other person, expressly or by implication, the approximate or exact length of time before this award will become vested, except as expressly set forth herein, or that the Employee will be required to remain as owner of the shares if this award is vested.

The Employee acknowledges and understands that the Company’s operations are subject to all the risks inherent in the growth of a new business enterprise in a new and rapidly evolving market, and that the failure of the Company to succeed in addressing such risks could have a material adverse effect on the Company’s business, financial condition and operating results.

17. Financial Statements. If the Employee is a resident of the State of California, the Company agrees that it shall forward to Employee such annual financial statements as shall comply with the provisions of Section 260.140.46 of the California Code of Regulations.

IN WITNESS WHEREOF, the Company and the Employee have caused this Restricted Stock Agreement to be executed on the date set forth opposite their respective signatures, it being further understood that the Date of Grant may differ from the date of signature.

Dated:	INTELLON CORPORATION

By:
	Name:	Charles E. Harris
	Title:	Chief Executive Officer and Chairman of the Board

Dated:	EMPLOYEE

EMPLOYEE’S ADDRESS